UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

GoAmerica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of InCompany)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Hackensack Avenue

Hackensack, NJ 07601

(Address of principal executive offices) (Zip code)

(201) 996-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry Into a Material Definitive Agreement.

In connection with the acquisition by GoAmerica, Inc. (the “Company”) of Verizon’s TRS division and Hands On Video Relay Services, Inc. on January 10, 2008, the Company entered into the following: (i) the Credit Agreement by and among the Company, as borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent, and Ableco Finance LLC, as collateral agent (the “Churchill Credit Agreement”), and (ii) the Second Lien Credit Agreement by and among the Company, as borrower, the lenders from time to time party thereto, and Clearlake Capital Group, L.P., as administrative agent (the “Second Lien Agreement”).

On December 3 and 8, 2008, respectively, the parties to the Churchill Credit Agreement entered into a Third Amendment and Consent to Credit Agreement, and the parties to the Second Lien Agreement entered into a Third Amendment and Consent to Second Lien Credit Agreement. The principal purposes of the amendments are to permit the Company to change its name to “Purple Communications, Inc.” and similarly to change the names of its subsidiaries, and to permit the Company to repurchase up to $1 million of its outstanding common stock during the period ending December 31, 2009. The amendments to the Credit Agreement also provide for a $2 million reduction in the Company’s revolving line of credit, and for payment of a fee to the first lien lenders in an amount equal to 3% of the quarterly stock repurchases from time to time made by the Company.

Implementation of the corporate name change is subject to receipt and effectiveness of all required stockholder approvals, which the Company intends to obtain in the near future.

Item 8.01.	Other Events.

As previously reported, the Company’s board of directors authorized a program to repurchase up to $1 million of the Company’s outstanding common stock, subject to receipt of requisite lender approvals. As disclosed in response to Item 1.01 above, such lender approval has been obtained, and the Company intends to implement the repurchase program as soon as possible.

Under the Repurchase Program, repurchases may be made from time to time by the Company in the open market or in private purchases in compliance with Securities and Exchange Commission guidelines, including without limitation Rule 10b-18 and Rule 10b-5. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors, and may be executed in part or whole pursuant to a Rule 10b5-1(c) trading plan. The Repurchase Program may be suspended or discontinued at anytime. It is expected that any repurchased shares will be held in treasury. The Board of Directors has established certain parameters within which purchases of shares may be made, and a limit of $1 Million on the aggregate dollar amount of the shares that may be purchased pursuant to the program between the Program start date and December 31, 2009. The repurchase program will be funded using the company’s working capital.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amendment and Consent to First Lien Credit Agreement, Dated December 3, 2008

10.2	Third Amendment and Consent to Second Lien Credit Agreement, Dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoAmerica, Inc.
(Registrant)

By:	/s/ Michael J. Pendergast
Name:	Michael J. Pendergast
Title:	General Counsel & Corporate Secretary

Date: December 11, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment and Consent to First Lien Credit Agreement, Dated December 3, 2008

10.2	Third Amendment and Consent to Second Lien Credit Agreement, Dated December 8, 2008